Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three and Six Months Ended

June 30, 2020

Earnings Release and Supplemental Financial and Operating Information

Contact:  Katie Reinsmidt, Executive Vice President - Chief Investment Officer, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR SECOND QUARTER 2020

CHATTANOOGA, Tenn. (August 18, 2020) – Please replace the revised version to correct certain Q2 2020 financial information issued on August 6, 2020, at 4:15 p.m. ET. Please refer to Form 8-K/A furnished on August 18, 2020, for additional information.

CBL Properties (NYSE:CBL) announced results for the second quarter ended June 30, 2020.  A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	%	2020	2019	%
Net loss attributable to common shareholders per diluted share	$(0.42)	$(0.20)	(110.0)%	$(1.16)	$(0.49)	(136.7)%
Funds from Operations ("FFO") per diluted share	$(0.03)	$0.34	(108.8)%	$0.23	$0.56	(58.9)%
FFO, as adjusted, per diluted share (1)	$0.02	$0.34	(94.1)%	$0.28	$0.64	(56.3)%
(1)

For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release.

KEY TAKEAWAYS:

•

FFO per diluted share, as adjusted, was $0.02 for the second quarter 2020, compared with $0.34 per share for the second quarter 2019.  FFO per diluted share, as adjusted, was $0.28 for the six months ended June 30, 2020, compared with $0.64 per share for the prior year period.

•

Major variances in second quarter 2020 FFO per share compared with the prior year period included $0.24 per share of lower property NOI, which includes an estimate for uncollectable revenues and rent abatements; $0.02 per share higher net G&A expense primarily related to $7.9 million ($0.04 per share) of debt restructuring expense, partially offset by Company furloughs, reductions in force and company-wide temporary salary reductions.  FFO per share for the second quarter included $2.5 million ($0.01 per share) related to rent abatements on past due rents and $41.5 million ($0.21 per share) in the estimate for uncollectable revenues for past due rents related to tenants that are in bankruptcy or struggling financially, primarily as a result of mandated property closures.  FFO was also impacted by a $0.08 full valuation allowance established on the deferred tax asset during the quarter.

•	Total Portfolio same-center NOI declined 32.0% for the three months ended June 30, 2020, and 20.4% for the six months ended June 30, 2020, as compared with the prior-year periods.
•

Portfolio occupancy as of June 30, 2020, was 88.1%, representing a 210-basis point decline compared with 90.2% as of June 30, 2019.  Same-center mall occupancy was 86.6% as of June 30, 2020, a 170-basis point decline compared with 88.3% as of June 30, 2019.  An estimated 370-basis points of the decline in total mall portfolio occupancy was due to store closures related to tenants in bankruptcy.

•

CBL’s portfolio is now fully operational with all properties, except one, open for business.   CBL continues to prioritize the safety of its employees, retailers and shoppers by maintaining strict safety protocols across its portfolio.  Protocols are updated as new guidance is issued by the CDC and local or state sources.

“With all but one of our properties and the vast majority of retailers now open, we are seeing improved traffic levels,” said Stephen Lebovitz, Chief Executive Officer. “While our properties and our tenants have extensive safety protocols in place, shoppers appear to be more deliberate in their visits, resulting in lower traffic numbers compared to last year.  However, retailers are reporting higher conversion rates with many equaling or exceeding pre-pandemic levels.  In addition to traditional in-store shopping, retailers have innovated by adding curbside pick-up, order-online and pick-up in-store and other programs designed to ease the shopping experience. These conveniences are an increasingly important part of successful retailing.

“Our financial and operating results for the second quarter reflect the temporary closure of the CBL portfolio for a significant period due to government mandates.  Revenues for the quarter were impacted by a major increase in the estimate for uncollectible revenues related to rents due from tenants that recently filed for bankruptcy or are struggling financially, as well as amounts that were abated as part of negotiations.  Store closures and rent loss from prior tenant bankruptcies and lower percentage rent related to lower retail sales also impacted revenues.  We offset a portion of this decline through aggressive actions to reduce costs both at the property and corporate levels, including company-wide salary reductions, furloughs, reductions-in-force and other expense reduction initiatives.  However, the pandemic has accelerated a number of tenant bankruptcies, resulting in an expectation of additional store closures and lost rent through the remainder of the year.  As a result of the difficulty in accurately predicting the impact to our business, we expect our visibility over the next few quarters to remain limited.  Accordingly, we are continuing the suspension of full-year guidance until there are signs of more stability in our operating environment.

“Leasing activity for the quarter was muted as we shifted our focus to negotiating with existing tenants.  To date, we have completed or are finalizing negotiations with retailers representing the majority of second quarter rent.  These agreements generally include flexible terms on second quarter rent to certain retailers that require assistance, such as rent deferrals, while at the same time preserving current and future income to CBL.  As we complete these negotiations, rent collections have improved with retailers paying all or a portion of past-due amounts as well as paying current rents.

“While the events to date in 2020 have dramatically impacted our business in the near-term, these events also underscore the importance of our portfolio transformation and tenant diversification strategy as well as the prudent actions we’ve taken to preserve and strengthen our cash position.  Most traditional retailers have paused on new store plans until they can stabilize their existing store base and have better clarity on the outlook.  However, a number of local and other users, primarily non-apparel, are viewing this as an opportunity to identify attractive new growth opportunities.  Our leasing team is more creative than ever in pursuing these leads to continue the all-important diversification to our tenants and properties, and we are confident that, over time, our revenues will stabilize due to these efforts.

“Finally, while our corporate policy is to not comment on the unfortunate rumors and speculation reported by the media, we want to confirm that over the past few months we have been holding constructive discussions with our lenders.  In June, we deliberately elected to withhold the interest payments on two issuances of senior unsecured notes that were due as part of our discussions with certain holders of our bonds as well as the lenders under our credit facility.  We first entered the 30-day grace periods provided for in the indenture and subsequently entered into forbearance agreements with certain holders of our notes and lenders under our credit facility.  On August 5th, we elected to make these payments, which total $30.4 million and accordingly are current on all unsecured debt service.  Discussions are ongoing, and we are hopeful that a positive and mutually beneficial outcome will be reached.”

FINANCIAL RESULTS

Net loss attributable to common shareholders for the second quarter 2020 was $81.5 million, or $0.42 per diluted share, compared with a net loss of $35.4 million, or a loss of $0.20 per diluted share, for the second quarter 2019.  Net loss for the second quarter 2020 was impacted by a $13.3 million loss on impairment of real estate to write down the carrying value of Asheville Mall in Asheville, NC, to the property’s estimated fair value.  Net loss for the second quarter 2020 also included establishing a full valuation allowance of $15.8 million on the deferred tax asset.

Net loss attributable to common shareholders for the six months ended June 30, 2020, was $215.3 million, or $1.16 per diluted share, compared with a net loss of $85.6 million, or a loss of $0.49 per diluted share, for the six months ended 2019.

FFO allocable to common shareholders, as adjusted, for the second quarter 2020 was $4.7 million, or $0.02 per diluted share, compared with $59.4 million, or $0.34 per diluted share, for the second quarter 2019.  FFO allocable to the Operating Partnership common unitholders, as adjusted, for the second quarter 2020 was $4.9 million compared with $68.5 million for the second quarter 2019.

FFO allocable to common shareholders, as adjusted, for the six months ended June 30, 2020 was $52.0 million or $0.28 per diluted share, compared with $111.8 million or $0.64 per diluted share, for the six months ended June 30, 2019.  FFO allocable to the Operating Partnership common unitholders, as adjusted, for the six months ended June 30, 2020, was $56.5 million compared with $129.1 million for the six months ended June 30, 2019.

Percentage change in same-center Net Operating Income (“NOI”) (1):

	Three Months Ended June 30,	Six Months Ended June 30,
	2020	2019
Portfolio same-center NOI	(32.0)%	(20.4)%
Mall same-center NOI	(33.7)%	(21.6)%

(1)

CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Major variances impacting same-center NOI for the three months ended June 30, 2020, include:

•	Same-center NOI declined $42.7 million, due to a $53.4 million decrease in revenues offset by a $10.7 million decline in operating expenses.
•

Rental revenues declined $50.5 million, including a $46.9 million decline in minimum and other rents.  The decline in minimum and other rents was substantially related to $37.8 million in estimated uncollectible revenues related to tenants in bankruptcy or struggling financially, and $2.4 million related to rent abatements.  Rental revenues also include a $1.2 million decline in tenant reimbursements and a $2.2 million decline in percentage rents.

•	Property operating expenses declined $6.5 million compared with the prior year. Maintenance and repair expenses improved $4.5 million. Real estate tax expenses increased $0.1 million.

COVID-19 UPDATE/RENT COLLECTION UPDATE

The COVID-19 pandemic resulted in closure of the majority of CBL’s owned and managed portfolio in response to government mandates beginning in March.  To date, all but one of CBL’s owned and managed mall properties have re-opened and CBL has implemented strict procedures and guidelines for our employees, tenants and property visitors based on CDC and other health agency recommendations.  Our properties continue to update these policies and procedures, following any new mandates and regulations, as required.

The mandated closures resulted in nearly all our tenants closing for a period of time and/or shortening operating hours.  As a result, the Company has experienced an increased level of requests for rent deferrals and abatements as well as defaults on rent obligations.  While, in general, CBL believes that tenants have a clear contractual obligation to pay rent, CBL has been working with its tenants to address rent deferral requests.  Based on executed or in process agreements with our top 20 tenants as a percentage of total revenues, excluding tenants in bankruptcy, CBL anticipates collecting over 61% of related rent for the second quarter, with the remainder expected to be deferred or abated.  CBL remains in negotiations with tenants and is unable to predict the outcome of those discussions.

As the Company finalizes negotiations, rent collections as a percentage of billed cash-based rents have increased with certain past-due amounts being paid, resulting in an overall collection rate for April through July of over 54%.   July rent collections are currently estimated at 49% of billed rents; however, the Company anticipates an improvement in the collection rate as it finalizes negotiations with retailers and additional past-due amounts are paid.

EXPENSE REDUCTION AND LIQUIDITY

As previously announced, CBL has implemented comprehensive programs to halt all non-essential expenditures, reduce operating and overhead expenses and to reduce, defer or suspend capital expenditures, including redevelopment investments.  In March, CBL completed a $280 million aggregate draw on its line of credit, which represented substantially all of the remaining available balance.  As of June 30, 2020, the company had $275.8 million available in cash and marketable securities.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of June 30,
	2020	2019
Total portfolio	88.1%	90.2%
Malls:
Total Mall portfolio	86.6%	88.1%
Same-center Malls	86.6%	88.3%
Stabilized Malls	86.8%	88.3%
Non-stabilized Malls (2)	79.2%	78.0%
Associated centers	90.5%	96.3%
Community centers	95.2%	97.6%

(1)

Occupancy for malls represents percentage of mall store gross leasable area under 20,000 square feet occupied.  Occupancy for associated and community centers represents percentage of gross leasable area occupied.

(2)	Represents occupancy for The Outlet Shoppes at Laredo.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended June 30,	Six Months Ended June 30,
	2020	2019
Stabilized Malls	0.8%	(6.4)%
New leases	20.9%	30.5%
Renewal leases	(0.7)%	(10.0)%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

Due to the temporary mall and store closures that occurred during the second quarter 2020, the majority of CBL’s tenants did not report sales for the full reporting period.  As a result, CBL is not able to provide a complete measure of sales per square foot for the second quarter 2020 or trailing twelve-month period.

FINANCING ACTIVITY AND LENDER DISCUSSIONS

After discussions with each respective lender for the loans separately secured by Park Plaza in Little Rock, AR ($77.6 million), Hickory Point in Forsyth, IL ($27.4 million), EastGate Mall in Cincinnati, OH ($31.9 million) and Burnsville Center in Minneapolis, MN ($64.5 million), the Company anticipates cooperating with foreclosure or conveyance proceedings.

The Company remains in discussions with the lender for a potential modification and extension of the loan secured by Greenbrier Mall in Chesapeake, VA ($64.5 million) and recently entered into discussions with the lenders for the loans secured by Asheville Mall in Ashville, NC ($63.0 million) and Oak Park Mall in Overland Park, KS ($131.5 million at CBL’s share).  These discussions are ongoing and CBL is not able to predict the outcome at this time.

As previously announced, CBL elected to not pay the interest payments due on June 1, 2020 and June 15, 2020, for the 5.25% senior unsecured notes due 2023 and the 5.95% senior unsecured notes due 2026, respectively (together, “the Notes”).  CBL entered into forbearance agreements with certain beneficial holders in excess of 50% of the aggregate principal amount of the Notes as well as a forbearance agreement with lenders under the Company’s credit facility in order to continue discussions with both parties.  On August 5, 2020, CBL elected to make the $30.4 million in interest payments and is now current on all unsecured debt service.

DISPOSITIONS

CBL did not complete any major dispositions during the quarter.

ANCHOR REPLACEMENT PROGRESS AND REDEVELOPMENT

As part of overall cost reduction and cash preservation actions, CBL has suspended or delayed certain redevelopment projects, where possible.   Detailed project information is available in CBL’s Financial Supplement for Q2 2020, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com.

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s portfolio is comprised of 108 properties totaling 68.2 million square feet across 26 states, including 68 high-quality enclosed, outlet and open-air retail centers and 9 properties managed for third parties. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP.  The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests.  Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis.  We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable.  The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time.  Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance.  The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures.  The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.  The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders.  The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations.  Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties.  The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties.  The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations.  The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another.  A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on its pro rata ownership share (including the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity.  A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws.  Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements.  The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three and Six Months Ended June 30, 2020

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUES:
Rental revenues	$120,222	$185,393	$281,395	$376,373
Management, development and leasing fees	1,055	2,586	3,147	5,109
Other	2,934	5,398	7,243	9,925
Total revenues	124,211	193,377	291,785	391,407
OPERATING EXPENSES:
Property operating	(16,906)	(26,532)	(42,615)	(55,512)
Depreciation and amortization	(52,663)	(64,478)	(108,565)	(134,270)
Real estate taxes	(17,837)	(19,148)	(36,285)	(39,067)
Maintenance and repairs	(6,042)	(11,298)	(17,250)	(24,074)
General and administrative	(18,727)	(14,427)	(36,563)	(36,434)
Loss on impairment	(13,274)	(41,608)	(146,918)	(66,433)
Litigation settlement	—	—	—	(88,150)
Other	(242)	(34)	(400)	(34)
Total operating expenses	(125,691)	(177,525)	(388,596)	(443,974)
OTHER INCOME (EXPENSES):
Interest and other income	891	356	3,288	845
Interest expense	(52,631)	(52,482)	(99,623)	(106,480)
Gain on extinguishment of debt	—	—	—	71,722
Gain on sales of real estate assets	2,623	5,527	2,763	5,755
Income tax provision	(16,117)	(813)	(16,643)	(952)
Equity in earnings (losses) of unconsolidated affiliates	(6,079)	1,872	(5,061)	5,180
Total other expenses	(71,313)	(45,540)	(115,276)	(23,930)
Net loss	(72,793)	(29,688)	(212,087)	(76,497)
Net loss attributable to noncontrolling interests in:
Operating Partnership	2,077	5,454	18,491	13,212
Other consolidated subsidiaries	487	57	694	132
Net loss attributable to the Company	(70,229)	(24,177)	(192,902)	(63,153)
Preferred dividends declared	—	(11,223)	—	(22,446)
Preferred dividends undeclared	(11,223)	—	(22,446)	—
Net loss attributable to common shareholders	$(81,452)	$(35,400)	$(215,348)	$(85,599)
Basic and diluted per share data attributable to common shareholders:
Net loss attributable to common shareholders	$(0.42)	$(0.20)	$(1.16)	$(0.49)
Weighted-average common and potential dilutive common shares outstanding	191,962	173,473	185,547	173,363

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three and Six Months Ended June 30, 2020

The Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss attributable to common shareholders	$(81,452)	$(35,400)	$(215,348)	$(85,599)
Noncontrolling interest in loss of Operating Partnership	(2,077)	(5,454)	(18,491)	(13,212)
Depreciation and amortization expense of:
Consolidated properties	52,663	64,478	108,565	134,270
Unconsolidated affiliates	14,020	11,462	27,530	22,128
Non-real estate assets	(812)	(902)	(1,729)	(1,799)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(788)	(2,648)	(1,711)	(4,805)
Loss on impairment	13,274	41,608	146,918	66,433
(Gain) Loss on depreciable property	—	(4,599)	25	(4,841)
FFO allocable to Operating Partnership common unitholders	(5,172)	68,545	45,759	112,575
Debt restructuring expenses (1)	7,857	—	7,857	—
Litigation settlement, net of taxes (2)	—	—	—	87,667
Non-cash default interest expense (3)	2,203	—	2,893	542
Gain on extinguishment of debt (4)	—	—	—	(71,722)
FFO allocable to Operating Partnership common unitholders, as adjusted	$4,888	$68,545	$56,509	$129,062
FFO per diluted share	$(0.03)	$0.34	$0.23	$0.56
FFO, as adjusted, per diluted share	$0.02	$0.34	$0.28	$0.64
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	201,702	200,231	201,480	200,122

(1)

Represents professional fees related to the Company's negotiations with the administrative agent and lenders under the secured credit facility and certain holders of the Company's senior unsecured notes regarding a restructure of such indebtedness.

(2)	The six months ended June 30, 2019 is comprised of the accrued maximum expense related to the proposed settlement of a class action lawsuit.
(3)

The six months ended June 30, 2020 includes default interest expense related to Greenbrier Mall, Hickory Point Mall, Eastgate Mall, Asheville Mall, Burnsville Center and Park Plaza Mall. The six months ended June 30, 2019 includes default interest expense related to Acadiana Mall and Cary Towne Center.

(4)

The six months ended June 30, 2019 includes a gain on extinguishment of debt related to the non-recourse loan secured by Acadiana Mall, which was conveyed to the lender in the first quarter of 2019, and a gain on extinguishment of debt related to the non-recourse loan secured by Cary Towne Center, which was sold in the first quarter of 2019.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three and Six Months Ended June 30, 2020

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Diluted EPS attributable to common shareholders	$(0.42)	$(0.20)	$(1.16)	$(0.49)
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.32	0.36	0.66	0.75
Loss on impairment	0.07	0.20	0.73	0.32
Gain on depreciable property	—	(0.02)	—	(0.02)
FFO per diluted share	$(0.03)	$0.34	$0.23	$0.56

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
FFO allocable to Operating Partnership common unitholders	$(5,172)	$68,545	$45,759	$112,575
Percentage allocable to common shareholders (1)	95.17%	86.64%	92.09%	86.63%
FFO allocable to common shareholders	$(4,922)	$59,387	$42,139	$97,524
FFO allocable to Operating Partnership common unitholders, as adjusted	$4,888	$68,545	$56,509	$129,062
Percentage allocable to common shareholders (1)	95.17%	86.64%	92.09%	86.63%
FFO allocable to common shareholders, as adjusted	$4,652	$59,387	$52,039	$111,806

(1)

Represents the weighted-average number of common shares outstanding for the period divided by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 13.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three and Six Months Ended June 30, 2020

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$1,433	$1,073	$1,653	$2,090
Lease termination fees per share	$0.01	$0.01	$0.01	$0.01

Straight-line rental income	$27	$717	$919	$954
Straight-line rental income per share	$—	$—	$—	$—

Gains on outparcel sales	$2,623	$315	$2,788	$933
Gains on outparcel sales per share	$0.01	$—	$0.01	$—

Net amortization of acquired above- and below-market leases	$209	$691	$1,112	$1,499
Net amortization of acquired above- and below-market leases per share	$—	$—	$0.01	$0.01

Net amortization of debt premiums and discounts	$344	$325	$687	$649
Net amortization of debt premiums and discounts per share	$—	$—	$—	$—

Income tax provision	$(16,117)	$(813)	$(16,643)	$(952)
Income tax provision per share	$(0.08)	$—	$(0.08)	$—

Gain on extinguishment of debt	$—	$—	$—	$71,722
Gain on extinguishment of debt per share	$—	$—	$—	$0.36

Non-cash default interest expense	$(2,203)	$—	$(2,893)	$(542)
Non-cash default interest expense per share	$(0.01)	$—	$(0.01)	$—

Abandoned projects expense	$(242)	$(34)	$(400)	$(34)
Abandoned projects expense per share	$—	$—	$—	$—

Interest capitalized	$366	$619	$1,092	$1,182
Interest capitalized per share	$—	$—	$0.01	$0.01

Litigation settlement, net of taxes	$—	$—	$—	$(87,667)
Litigation settlement, net of taxes per share	$—	$—	$—	$(0.44)

Estimate of uncollectible revenues	$(41,484)	$(103)	$(44,623)	$(1,783)
Estimate of uncollectible revenues, per share	$(0.21)	$—	$(0.22)	$(0.01)

			As of June 30,
			2020	2019
Straight-line rent receivable			$55,930	$54,494

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three and Six Months Ended June 30, 2020

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(72,793)	$(29,688)	$(212,087)	$(76,497)
Adjustments:
Depreciation and amortization	52,663	64,478	108,565	134,270
Depreciation and amortization from unconsolidated affiliates	14,020	11,462	27,530	22,128
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(788)	(2,648)	(1,711)	(4,805)
Interest expense	52,631	52,482	99,623	106,480
Interest expense from unconsolidated affiliates	7,679	6,586	15,355	13,156
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(574)	(1,717)	(1,156)	(3,483)
Abandoned projects expense	242	34	400	34
Gain on sales of real estate assets	(2,623)	(5,527)	(2,763)	(5,755)
Gain on sales of real estate assets of unconsolidated affiliates	—	3	—	(627)
Gain on extinguishment of debt	—	—	—	(71,722)
Loss on impairment	13,274	41,608	146,918	66,433
Litigation settlement	—	—	—	88,150
Income tax provision	16,117	813	16,643	952
Lease termination fees	(1,433)	(1,073)	(1,653)	(2,090)
Straight-line rent and above- and below-market lease amortization	(236)	(1,408)	(2,031)	(2,453)
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	487	57	694	132
General and administrative expenses	18,727	14,427	36,563	36,434
Management fees and non-property level revenues	(1,142)	(4,118)	(5,320)	(6,784)
Operating Partnership's share of property NOI	96,251	145,771	225,570	293,953
Non-comparable NOI	(5,523)	(12,336)	(13,222)	(27,338)
Total same-center NOI (1)	$90,728	$133,435	$212,348	$266,615
Total same-center NOI percentage change	(32.0)%		(20.4)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three and Six Months Ended June 30, 2020

Same-center Net Operating Income

(Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Malls	$78,660	$118,657	$186,013	$237,342
Associated centers	6,316	8,166	13,776	16,293
Community centers	4,508	5,595	10,105	10,762
Offices and other	1,244	1,017	2,454	2,218
Total same-center NOI (1)	$90,728	$133,435	$212,348	$266,615
Percentage Change:
Malls	(33.7)%		(21.6)%
Associated centers	(22.7)%		(15.4)%
Community centers	(19.4)%		(6.1)%
Offices and other	22.3%		10.6%
Total same-center NOI (1)	(32.0)%		(20.4)%

(1)

CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of June 30, 2020, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending June 30, 2020. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of June 30, 2020 and 2019

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of June 30, 2020
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$2,596,241	$1,192,140	$3,788,381	$(14,347)	$3,774,034
Noncontrolling interests' share of consolidated debt	(30,377)	—	(30,377)	291	(30,086)
Company's share of unconsolidated affiliates' debt	628,262	117,715	745,977	(2,769)	743,208
Company's share of consolidated and unconsolidated debt	$3,194,126	$1,309,855	$4,503,981	$(16,825)	$4,487,156
Weighted-average interest rate	5.07%	2.49%	4.32%

	As of June 30, 2019
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$2,946,440	$938,989	$3,885,429	$(19,490)	$3,865,939
Noncontrolling interests' share of consolidated debt	(93,451)	—	(93,451)	747	(92,704)
Company's share of unconsolidated affiliates' debt	544,829	79,251	624,080	(2,360)	621,720
Company's share of consolidated and unconsolidated debt	$3,397,818	$1,018,240	$4,416,058	$(21,103)	$4,394,955
Weighted-average interest rate	5.10%	4.73%	5.01%

Total Market Capitalization as of June 30, 2020

(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)
Common stock and operating partnership units	201,691	$0.27
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00

(1)

Stock price for common stock and Operating Partnership units equals the closing price of the common stock on June 30, 2020. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

Reconciliation of Shares and Operating Partnership Units Outstanding

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	Basic	Diluted	Basic	Diluted
2020:
Weighted-average shares - EPS	191,962	191,962	185,547	185,547
Weighted-average Operating Partnership units	9,740	9,740	15,933	15,933
Weighted-average shares - FFO	201,702	201,702	201,480	201,480
2019:
Weighted-average shares - EPS	173,473	173,473	173,363	173,363
Weighted-average Operating Partnership units	26,758	26,758	26,759	26,759
Weighted-average shares - FFO	200,231	200,231	200,122	200,122

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of June 30, 2020 and 2019

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	As of
	June 30, 2020	December 31, 2019
ASSETS
Real estate assets:
Land	$719,497	$730,218
Buildings and improvements	5,285,259	5,631,831
	6,004,756	6,362,049
Accumulated depreciation	(2,199,622)	(2,349,404)
	3,805,134	4,012,645
Developments in progress	30,600	49,351
Net investment in real estate assets	3,835,734	4,061,996
Cash and cash equivalents	123,388	32,816
Available-for-sale securities - at fair value (amortized cost of $152,460 in 2020)	152,418	—
Receivables:
Tenant	125,930	75,252
Other	5,457	10,792
Mortgage and other notes receivable	2,729	4,662
Investments in unconsolidated affiliates	301,148	307,354
Intangible lease assets and other assets	108,355	129,474
	$4,655,159	$4,622,346
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$3,774,034	$3,527,015
Accounts payable and accrued liabilities	227,147	231,306
Total liabilities	4,001,181	3,758,321
Commitments and contingencies
Redeemable noncontrolling interests	525	2,160
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 191,951,454 and 174,115,111 issued and outstanding in 2020 and 2019, respectively	1,920	1,741
Additional paid-in capital	1,982,454	1,965,897
Accumulated other comprehensive loss	(42)	—
Dividends in excess of cumulative earnings	(1,354,253)	(1,161,351)
Total shareholders' equity	630,104	806,312
Noncontrolling interests	23,349	55,553
Total equity	653,453	861,865
	$4,655,159	$4,622,346

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of June 30, 2020 and 2019

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	June 30, 2020	December 31, 2019
ASSETS:
Investment in real estate assets	$2,324,956	$2,293,438
Accumulated depreciation	(835,032)	(803,909)
	1,489,924	1,489,529
Developments in progress	47,761	46,503
Net investment in real estate assets	1,537,685	1,536,032
Other assets	170,711	154,427
Total assets	$1,708,396	$1,690,459
LIABILITIES:
Mortgage and other indebtedness, net	$1,432,269	$1,417,644
Other liabilities	40,449	41,007
Total liabilities	1,472,718	1,458,651
OWNERS' EQUITY:
The Company	150,542	149,376
Other investors	85,136	82,432
Total owners' equity	235,678	231,808
Total liabilities and owners’ equity	$1,708,396	$1,690,459

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Total revenues	$46,661	$54,230	$107,175	$110,097
Depreciation and amortization	(22,397)	(20,869)	(44,490)	(40,226)
Operating expenses	(17,029)	(16,118)	(36,315)	(33,039)
Interest and other income	892	348	1,257	699
Interest expense	(14,638)	(14,594)	(29,095)	(29,158)
Gain (loss) on sales of real estate assets	—	(4)	—	630
Net income (loss)	$(6,511)	$2,993	$(1,468)	$9,003

	Company's Share for the		Company's Share for the
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Total revenues	$24,160	$27,335	$56,197	$55,208
Depreciation and amortization	(14,020)	(11,462)	(27,530)	(22,128)
Operating expenses	(9,144)	(7,653)	(19,226)	(15,854)
Interest and other income	604	241	853	483
Interest expense	(7,679)	(6,586)	(15,355)	(13,156)
Gain (loss) on sales of real estate assets	—	(3)	—	627
Net income (loss)	$(6,079)	$1,872	$(5,061)	$5,180

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three and Six Months Ended June 30, 2020

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates.  The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, and the Company's share of abandoned projects expense, gain or loss on extinguishment of debt and litigation settlement, net of taxes.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.  Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties.  EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies.  This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP.  Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net loss	$(72,793)	$(29,688)	$(212,087)	$(76,497)
Depreciation and amortization	52,663	64,478	108,565	134,270
Depreciation and amortization from unconsolidated affiliates	14,020	11,462	27,530	22,128
Interest expense	52,631	52,482	99,623	106,480
Interest expense from unconsolidated affiliates	7,679	6,586	15,355	13,156
Income taxes	16,129	1,197	16,652	1,444
Loss on impairment	13,274	41,608	146,918	66,433
(Gain) loss on depreciable property	—	(5,096)	25	(5,338)
EBITDAre (1)	83,603	143,029	202,581	262,076
Gain on extinguishment of debt	—	—	—	(71,722)
Litigation settlement, net of taxes	—	—	—	88,150
Abandoned projects	242	34	400	34
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	487	57	694	132
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(788)	(2,648)	(1,711)	(4,805)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(574)	(1,717)	(1,156)	(3,483)
Company's share of Adjusted EBITDAre	$82,970	$138,755	$200,808	$270,382

(1)

Includes $2,623 and $429 for the three months ended June 30, 2020 and 2019, respectively, and $2,788 and $1,044 for the six months ended June 30, 2020 and 2019, respectively, related to sales of non-depreciable real estate assets.

Interest Expense:
Interest expense	$52,631		$52,482		$99,623		$106,480
Interest expense from unconsolidated affiliates	7,679		6,586		15,355		13,156
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(574)		(1,717)		(1,156)		(3,483)
Company's share of interest expense	$59,736		$57,351		$113,822		$116,153
Ratio of Adjusted EBITDAre to Interest Expense	1.4	x	2.4	x	1.8	x	2.3	x

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Company's share of Adjusted EBITDAre	$82,970	$138,755	$200,808	$270,382
Interest expense	(52,631)	(52,482)	(99,623)	(106,480)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	574	1,717	1,156	3,483
Income taxes	(16,129)	(1,197)	(16,652)	(1,444)
Net amortization of deferred financing costs, debt premiums and discounts	2,605	2,002	4,595	4,306
Net amortization of intangible lease assets and liabilities	(66)	(520)	(753)	(1,071)
Depreciation and interest expense from unconsolidated affiliates	(21,699)	(18,048)	(42,885)	(35,284)
Litigation settlement, net of taxes	—	—	—	(88,150)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	788	2,648	1,711	4,805
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(487)	(57)	(694)	(132)
Gain on outparcel sales	(2,623)	(431)	(2,788)	(417)
(Gain) loss on insurance proceeds	—	269	(511)	(421)
Equity in earnings (losses) of unconsolidated affiliates	6,079	(1,872)	5,061	(5,180)
Distributions of earnings from unconsolidated affiliates	(438)	5,649	3,797	11,320
Share-based compensation expense	748	895	2,293	2,938
Change in estimate of uncollectable rental revenues	39,643	152	41,955	1,692
Change in deferred tax assets	15,835	27	15,596	90
Changes in operating assets and liabilities	(55,527)	(6,963)	(74,696)	65,595
Cash flows provided by (used in) operating activities	$(358)	$70,544	$38,370	$126,032

Components of Consolidated Rental Revenues

The Company adopted Accounting Standards Codification (“ASC”) 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statement of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. As a result of the adoption of ASC 842, the Company believes that the following presentation is useful to users of the Company’s consolidated financial statements as it depicts how amounts reported in the Company’s historical financial statements prior to the adoption of ASC 842 are reflected in the current presentation in accordance with ASC 842.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Minimum rents	$114,966	$132,155	$234,691	$269,713
Percentage rents	660	3,082	2,299	5,324
Other rents	(27)	2,518	1,949	4,526
Tenant reimbursements	41,534	47,790	83,148	98,502
Estimate of uncollectable amounts	(36,911)	(152)	(40,692)	(1,692)
Total rental revenues	$120,222	$185,393	$281,395	$376,373

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of June 30, 2020

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
							Fixed	Variable
Operating Properties:
Greenbrier Mall (1)	Chesapeake, VA		Dec-19		5.41%	$64,501	$64,501	$—
Hickory Point Mall (1)	Forsyth, IL		Dec-19		5.85%	27,446	27,446	—
Burnsville Center	Burnsville, MN		Jul-20		6.00%	64,233	64,233	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-21		5.85%	74,645	74,645	—
EastGate Mall	Cincinnati, OH		Apr-21		5.83%	31,952	31,952	—
Hamilton Crossing & Expansion	Chattanooga, TN		Apr-21		5.99%	8,366	8,366	—
Park Plaza Mall	Little Rock, AR		Apr-21		5.28%	77,577	77,577	—
Fayette Mall	Lexington, KY		May-21		5.42%	144,516	144,516	—
The Outlet Shoppes at Laredo	Laredo, TX		May-21		2.82%	41,500	—	41,500
Alamance Crossing - East	Burlington, NC		Jul-21		5.83%	44,058	44,058	—
Asheville Mall	Asheville, NC		Sep-21		5.80%	63,041	63,041	—
Cross Creek Mall	Fayetteville, NC		Jan-22		4.54%	109,111	109,111	—
Northwoods Mall	North Charleston, SC		Apr-22		5.08%	63,038	63,038	—
Arbor Place	Atlanta (Douglasville), GA		May-22		5.10%	105,634	105,634	—
CBL Center	Chattanooga, TN		Jun-22		5.00%	16,597	16,597	—
Jefferson Mall	Louisville, KY		Jun-22		4.75%	61,452	61,452	—
Southpark Mall	Colonial Heights, VA		Jun-22		4.85%	57,743	57,743	—
WestGate Mall	Spartanburg, SC		Jul-22		4.99%	32,183	32,183	—
Volusia Mall	Daytona Beach, FL		May-24		4.56%	47,825	47,825	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	36,872	36,872	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	99,437	99,437	—
Total Loans On Operating Properties						1,271,727	1,230,227	41,500
Weighted-average interest rate						5.11%	5.19%	2.82%

Construction Loan:
Brookfield Square Anchor Redevelopment	Brookfield, WI		Oct-21	Oct-22	3.07%	27,215	—	27,215

Operating Partnership Debt:
Secured credit facility:
Secured line of credit ($685,000 capacity)			Jul-23		2.42%	675,925	—	675,925

Secured term loan			Jul-23		2.42%	447,500	—	447,500

Senior unsecured notes:
Senior unsecured 5.25% notes			Dec-23		5.25%	450,000	450,000	—
Senior unsecured 5.25% notes (discount)			Dec-23		5.25%	(1,861)	(1,861)	—
Senior unsecured 4.60% notes			Oct-24		4.60%	300,000	300,000	—
Senior unsecured 4.60% notes (discount)			Oct-24		4.60%	(36)	(36)	—
Senior unsecured 5.95% notes			Dec-26		5.95%	625,000	625,000	—
Senior unsecured 5.95% notes (discount)			Dec-26		5.95%	(7,089)	(7,089)	—
	SUBTOTAL					1,366,014	1,366,014	—

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance

Total Consolidated Debt						$3,788,381	(2)	$2,596,241	$1,192,140
Weighted-average interest rate						4.41%		5.31%	2.45%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Jul-20		2.67%	$9,182	(3)	$—	$9,182
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	9,360	(4)	9,360	—
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	2.94%	17,594		—	17,594
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	2.42%	20,283		—	20,283
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	2.42%	7,301		—	7,301
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	2.42%	26,896		—	26,896
Springs at Port Orange	Port Orange, FL		Dec-21		2.52%	13,982		—	13,982
York Town Center	York, PA		Feb-22		4.90%	15,236		15,236	—
York Town Center - Pier 1	York, PA		Feb-22		4.90%	594		—	594
Eastgate Mall - Self-Storage	Cincinnati, OH		Dec-22		2.92%	3,219		—	3,219
West County Center	Des Peres, MO		Dec-22		3.40%	86,359		86,359	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	45,757		45,757	—
Mid Rivers Mall - Self Storage	St. Peters, MO		Apr-23		4.33%	2,921		—	2,921
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	28,079	(5)	28,079	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	35,447		35,447	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		4.10%	4,680		—	4,680
Parkdale Self Storage	Beaumont, TX		Jul-24		5.25%	5,483		—	5,483
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	53,481		53,481	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,581		2,581	—
Hamilton Place Self Storage	Chattanooga, TN		Sep-24		2.92%	5,146		—	5,146
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	1,568		1,568	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		2.62%	434		—	434
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	34,664		34,664	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	131,486		131,486	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	42,577		42,577	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	75,088		75,088	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	36,579		36,579	—
	SUBTOTAL					745,977	(2)	628,262	117,715

Less Noncontrolling Interests' Share Of Consolidated Debt:
Hamilton Crossing & Expansion	Chattanooga, TN	8%	Apr-21		5.99%	(669)		(669)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,328)		(1,328)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(18,436)		(18,436)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(9,944)		(9,944)	—
						(30,377)	(2)	(30,377)	—

Company's Share Of Consolidated And Unconsolidated Debt						$4,503,981	(2)	$3,194,126	$1,309,855
Weighted-average interest rate						4.32%		5.07%	2.49%

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
Total Debt of Unconsolidated Affiliates:
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Jul-20		2.67%	$9,182	(3)	$—	$9,182
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	9,360	(4)	9,360	—
Shoppes at Eagle Point Cookeville	Cookeville, TN		Oct-20	Oct-22	2.94%	35,189		—	35,189
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	2.42%	40,567		—	40,567
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	2.42%	14,603		—	14,603
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	2.42%	53,792		—	53,792
Springs at Port Orange	Port Orange, FL		Dec-21		2.52%	32,138		—	32,138
York Town Center	York, PA		Feb-22		4.90%	30,476		30,476	—
York Town Center - Pier 1	York, PA		Feb-22		4.90%	1,187		—	1,187
Eastgate Mall - Self-Storage Development	Cincinnati, OH		Dec-22		2.92%	6,439		—	6,439
West County Center	Des Peres, MO		Dec-22		3.40%	172,718		172,718	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	91,515		91,515	—
Mid Rivers Self Storage	St. Peters, MO		Apr-23		4.33%	5,843		—	5,843
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	43,199	(5)	43,199	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	70,893		70,893	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		4.10%	4,680		—	4,680
Parkdale Self Storage	Beaumont, TX		Jul-24		5.25%	5,483		—	5,483
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	106,961		106,961	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	5,161		5,161	—
Hamilton Place Self Storage	Chattanooga, TN		Sep-24		2.92%	5,146		—	5,146
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	3,136		3,136	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		2.62%	868		—	868
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	69,327		69,327	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	262,971		262,971	—
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	65,503		65,503	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	150,176		150,176	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	73,158		73,158	—
						$1,429,671		$1,214,554	$215,117
Weighted-average interest rate						3.85%		4.05%	2.73%

(1)	The loan is in default. The Company is in discussion with the lender.
(2)	See page 13 for unamortized deferred financing costs.
(3)	In July 2020, the maturity date was extended to October 2020.
(4)

The joint venture has an interest rate swap on a notional amount of $9,360, amortizing to $9,360 over the term of the swap, related to Ambassador Town Center Infrastructure Improvements to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

(5)

The joint venture has an interest rate swap on a notional amount of $43,199, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of June 30, 2020

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2019 (1)	$91,947	$—	$—	$91,947	2.04%	5.54%
2020	64,233	18,542	—	82,775	1.84%	5.38%
2021	485,655	13,981	(669)	498,967	11.08%	5.28%
2022	472,973	123,003	(1,328)	594,648	13.20%	4.50%
2023	1,573,425	201,364	—	1,774,789	39.40%	3.25%
2024	347,825	103,357	—	451,182	10.02%	4.48%
2025	36,872	131,486	(18,436)	149,922	3.33%	4.07%
2026	724,437	42,577	(9,944)	757,070	16.81%	5.63%
2028	—	111,667	—	111,667	2.48%	4.93%
Face Amount of Debt	3,797,367	745,977	(30,377)	4,512,967	100.20%	4.31%
Discounts	(8,986)	—	—	(8,986)	(0.20)%	—%
Total	$3,788,381	$745,977	$(30,377)	$4,503,981	100.00%	4.31%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2019 (1)	$91,947	$—	$—	$91,947	2.04%	5.54%
2020	64,233	36,136	—	100,369	2.23%	4.95%
2021	512,870	68,461	(669)	580,662	12.89%	4.91%
2022	445,758	105,409	(1,328)	549,839	12.21%	4.63%
2023	1,573,425	146,884	—	1,720,309	38.20%	3.27%
2024	347,825	103,357	—	451,182	10.02%	4.48%
2025	36,872	131,486	(18,436)	149,922	3.32%	4.07%
2026	724,437	42,577	(9,944)	757,070	16.81%	5.63%
2028	—	111,667	—	111,667	2.48%	4.93%
Face Amount of Debt	3,797,367	745,977	(30,377)	4,512,967	100.20%	4.31%
Discounts	(8,986)	—	—	(8,986)	(0.20)%	—%
Total	$3,788,381	$745,977	$(30,377)	$4,503,981	100.00%	4.31%

(1)	Represents two non-recourse loans that are in default.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of June 30, 2020

Debt Covenant Compliance Ratios (1)	Required	Actual
Total debt to total assets	< 60%	56%
Secured debt to total assets	< 40%	36%
Total unencumbered assets to unsecured debt	> 150%	191%
Consolidated income available for debt service to annual debt service charge	> 1.5x	2.4	x
Minimum debt yield on outstanding balance (2)	> 10%	11.1%

(1)	The debt covenant compliance ratios for the secured line of credit, the secured term loan and the senior unsecured notes are defined and computed on the same basis.

(2)The minimum debt yield on outstanding balance debt covenant compliance ratio only applies to the secured credit facility.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of June 30, 2020

Unencumbered Consolidated Portfolio Statistics

	Sales Per Square Foot for the Twelve Months Ended (1) (2)			Occupancy (2)		% of Consolidated Unencumbered NOI for the Six Months Ended
	6/30/20	(3)	6/30/19	6/30/20	6/30/19	6/30/20	(4)
Unencumbered consolidated Properties:
Tier 1 Malls			$375	88.8%	83.1%	19.2%	(5)
Tier 2 Malls			337	80.7%	86.2%	34.5%
Tier 3 Malls			278	82.6%	86.5%	23.9%
Total Malls	N/A		320	82.9%	85.8%	77.6%

Total Associated Centers	N/A		N/A	90.9%	96.1%	16.3%

Total Community Centers	N/A		N/A	98.8%	99.4%	5.3%

Total Office Buildings & Other	N/A		N/A	100.0%	86.7%	0.8%

Total Unencumbered Consolidated Portfolio	N/A		$320	86.3%	89.8%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(2)	Operating metrics are included for unencumbered consolidated operating properties and do not include sales or occupancy of unencumbered parcels.
(3)

Due to the temporary mall and store closures that occurred during the second quarter 2020, the majority of CBL’s tenants did not report sales for the full reporting period.  As a result, CBL is not able to provide a complete measure of sales per square foot for the quarter or trailing twelve months

(4)	Our consolidated unencumbered properties generated approximately 34.7% of total consolidated NOI of $176,749,047 (which excludes NOI related to dispositions) for the six months ended June 30, 2020.
(5)

NOI is derived from unencumbered Tier One Malls as well as unencumbered portions of Tier One Malls that are otherwise secured by a loan. The unencumbered portions include outparcels, anchors and former anchors that have been redeveloped.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of June 30, 2020

Mall Portfolio Statistics

TIER 1 Sales ≥ $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)			Mall Occupancy		% of Total Mall NOI for the Six Months Ended
			6/30/20	(3)	6/30/19	6/30/20	6/30/19	6/30/20	(4)
Coastal Grand	Myrtle Beach, SC	1,037,502
CoolSprings Galleria	Nashville, TN	1,166,328
Cross Creek Mall	Fayetteville, NC	790,613
Fayette Mall	Lexington, KY	1,158,534
Friendly Center and The Shops at Friendly	Greensboro, NC	1,367,790
Hamilton Place	Chattanooga, TN	1,160,603
Hanes Mall	Winston-Salem, NC	1,435,164
Imperial Valley	El Centro, CA	762,695
Jefferson Mall	Louisville, KY	783,639
Mall del Norte	Laredo, TX	1,219,244
Northwoods Mall	North Charleston, SC	748,273
Oak Park Mall	Overland Park, KS	1,518,420
Old Hickory Mall	Jackson, TN	538,641
Parkway Place	Huntsville, AL	647,808
The Outlet Shoppes at Atlanta	Woodstock, GA	404,906
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	428,060
Richland Mall	Waco, TX	693,448
Southpark Mall	Colonial Heights, VA	675,644
St. Clair Square	Fairview Heights, IL	1,067,611
Sunrise Mall	Brownsville, TX	799,379
West County Center	Des Peres, MO	1,198,304
Total Tier 1 Malls		20,035,652	N/A		$451	91.0%	91.5%	46.7%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of June 30, 2020

Mall Portfolio Statistics (continued)

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)			Mall Occupancy		% of Total Mall NOI for the Six Months Ended
			6/30/20	(3)	6/30/19	6/30/20	6/30/19	6/30/20	(4)
Arbor Place	Atlanta (Douglasville), GA	1,162,064
Dakota Square Mall	Minot, ND	757,513
East Towne Mall	Madison, WI	801,252
Frontier Mall	Cheyenne, WY	523,709
Governor's Square	Clarksville, TN	689,770
Harford Mall	Bel Air, MD	503,774
Kirkwood Mall	Bismarck, ND	815,440
Layton Hills Mall	Layton, UT	482,120
Mayfaire Town Center	Wilmington, NC	650,760
Northpark Mall	Joplin, MO	896,044
The Outlet Shoppes at Laredo (5)	Laredo, TX	358,122
Parkdale Mall	Beaumont, TX	1,151,375
Pearland Town Center	Pearland, TX	663,791
Post Oak Mall	College Station, TX	787,554
South County Center	St. Louis, MO	1,028,623
Southaven Towne Center	Southaven, MS	607,529
Turtle Creek Mall	Hattiesburg, MS	844,981
Valley View Mall	Roanoke, VA	859,254
Volusia Mall	Daytona Beach, FL	1,060,283
West Towne Mall	Madison, WI	829,719
WestGate Mall	Spartanburg, SC	950,781
Westmoreland Mall	Greensburg, PA	976,689
York Galleria	York, PA	756,703
Total Tier 2 Malls		18,157,850	N/A		$342	84.8%	86.3%	33.0%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of June 30, 2020

Mall Portfolio Statistics (continued)

TIER 3 Sales < $300 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)			Mall Occupancy		% of Total Mall NOI for the Six Months Ended
			6/30/20	(3)	6/30/19	6/30/20	6/30/19	6/30/20	(4)
Alamance Crossing	Burlington, NC	904,706
Brookfield Square	Brookfield, WI	864,321
CherryVale Mall	Rockford, IL	870,655
Eastland Mall	Bloomington, IL	732,651
Kentucky Oaks Mall	Paducah, KY	778,723
Laurel Park Place	Livonia, MI	491,211
Meridian Mall	Lansing, MI	944,176
Mid Rivers Mall	St. Peters, MO	1,035,802
Monroeville Mall	Pittsburgh, PA	985,069
Northgate Mall	Chattanooga, TN	660,790
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Stroud Mall	Stroudsburg, PA	414,441
Total Tier 3 Malls		8,932,482	N/A		$274	79.9%	84.9%	13.3%

Total Mall Portfolio		47,125,984	N/A		$383	86.6%	88.3%	93.0%

Excluded Malls (6)
Property	Category	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended
				6/30/20	6/30/19	6/30/20	6/30/19	6/30/20	(4)
Lender Malls:
Asheville Mall	Lender	Asheville, NC	973,371
Burnsville Center	Lender	Burnsville, MN	1,045,056
EastGate Mall	Lender	Cincinnati, OH	837,554
Greenbrier Mall	Lender	Chesapeake, VA	897,040
Hickory Point Mall	Lender	Forsyth, IL	727,848
Park Plaza	Lender	Little Rock, AR	543,037
Total Excluded Malls			5,023,906	N/A	N/A	N/A	N/A	7.0%

(1)	Total Center Square Footage includes square footage of shops, owned and leased adjacent junior anchors and anchor locations and leased freestanding locations immediately adjacent to the center.
(2)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(3)

Due to the temporary mall and store closures that occurred during the second quarter 2020, the majority of CBL’s tenants did not report sales for the full reporting period.  As a result, CBL is not able to provide a complete measure of sales per square foot for the quarter or trailing twelve months.

(4)	Based on total mall NOI of $199,665,845 for the malls listed in the table above for the six months ended June 30, 2020.
(5)	The Outlet Shoppes at Laredo is a non-stabilized mall and is excluded from Sales Per Square Foot.
(6)

Excluded Malls represent Lender Malls, for which operational metrics are excluded, and are malls which we are working or intend to work with the lender on the terms of the loan secured by the related property, or after attempting a restructure, we have determined that the property no longer meets our criteria for long-term investment.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of June 30, 2020

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (1)	% Change Average
Quarter:
All Property Types (2)	77,127	$28.55	$27.00	(5.4)%	$28.09	(1.6)%
Stabilized Malls	51,365	32.19	30.91	(4.0)%	32.46	0.8%
New leases	2,490	47.45	54.12	14.1%	57.37	20.9%
Renewal leases	48,875	31.42	29.73	(5.4)%	31.19	(0.7)%

Year-to-Date:
All Property Types (2)	537,651	$28.06	$25.75	(8.2)%	$26.22	(6.6)%
Stabilized Malls	496,089	28.21	25.93	(8.1)%	26.41	(6.4)%
New leases	51,694	23.67	29.42	24.3%	30.89	30.5%
Renewal leases	444,395	28.74	25.53	(11.2)%	25.88	(10.0)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:
	Square Feet		As of June 30,
Quarter:			2020	2019
Operating portfolio:		Same-center stabilized malls	$32.14	$32.50
New leases	141,751	Stabilized malls	32.24	32.48
Renewal leases	133,671	Non-stabilized malls (4)	24.74	24.65
Total leased	275,422	Associated centers	14.32	13.85
Year-to-Date:		Community centers	16.97	16.65
Operating Portfolio:		Office buildings	19.16	17.94
New leases	420,117
Renewal leases	766,431
Development Portfolio:
New leases	7,929
Total leased	1,194,477

(1)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.
(2)	Includes stabilized malls, associated centers, community centers and other.
(3)

Average annual base rents per square foot are based on contractual rents in effect as of June 30, 2020, including the impact of any rent concessions. Average base rents for associated centers, community centers and office buildings include all leased space, regardless of size.

(4)	Includes The Outlet Shoppes at Laredo as of June 30, 2020 and June 30, 2019.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of June 30, 2020

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Six Months Ended June 30, 2020 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2020:
New	68	232,843	7.50	$29.33	$30.88	$23.98	$5.35	22.3%	$6.90	28.8%
Renewal	320	1,022,993	2.64	27.58	27.81	32.03	(4.45)	(13.9)%	(4.22)	(13.2)%
Commencement 2020 Total	388	1,255,836	3.49	27.90	28.38	30.66	(2.76)	(9.0)%	(2.28)	(7.4)%

Commencement 2021:
Renewal	45	158,020	3.27	34.89	35.78	34.33	0.56	1.6%	1.45	4.2%
Commencement 2021 Total	45	158,020	3.27	34.89	35.78	34.33	0.56	1.6%	1.45	4.2%

Total 2020/2021	433	1,413,856	3.47	$28.68	$29.21	$31.07	$(2.39)	(7.7)%	$(1.86)	(6.0)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of June 30, 2020

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	L Brands, Inc. (2)	125	747,962	4.50%
2	Signet Group plc (3)	138	208,515	3.10%
3	Foot Locker, Inc.	105	495,639	3.01%
4	American Eagle Outfitters, Inc	65	408,252	2.34%
5	Dick's Sporting Goods, Inc. (4)	26	1,442,904	1.80%
6	Genesco Inc. (5)	98	189,525	1.56%
7	H & M Hennes & Mauritz AB	44	934,787	1.55%
8	Ascena Retail Group, Inc. (6)	108	513,137	1.52%
9	Luxottica Group S.P.A. (7)	99	226,732	1.37%
10	Finish Line, Inc.	37	197,329	1.32%
11	The Gap Inc.	49	565,959	1.26%
12	The Buckle, Inc.	42	217,907	1.05%
13	Express Fashions	33	271,404	1.05%
14	Forever 21 Retail, Inc.	19	353,805	1.05%
15	Abercrombie & Fitch, Co.	36	241,823	1.00%
16	Shoe Show, Inc.	41	504,331	0.98%
17	Hot Topic, Inc.	95	222,140	0.92%
18	Cinemark Corp.	9	467,190	0.91%
19	Barnes & Noble Inc.	16	485,305	0.86%
20	JC Penney Co. Inc. (8)	46	5,630,812	0.84%
21	The Children's Place, Inc.	40	177,036	0.80%
22	Claire's Stores, Inc.	75	94,554	0.79%
23	Macy's Inc.	31	4,401,176	0.68%
24	Spencer Spirit Holdings, Inc.	50	113,194	0.65%
25	Chick-fil-A, Inc.	34	57,157	0.64%
		1,461	19,168,575	35.55%

(1)	Includes the Company's proportionate share of revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Bath & Body Works, PINK and Victoria's Secret.
(3)

Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds and Rogers Jewelers. Zales, Peoples and Piercing Pagoda are also operating under Signet.

(4)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy, and Field & Stream stores.
(5)	Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Hat Zone, and Clubhouse stores.
(6)	Ascena Retail Group, Inc. operates Ann Taylor, Catherines, Justice, Dressbarn, Maurices, Lane Bryant, LOFT and Lou & Grey.
(7)	Luxottica Group, S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(8)	JC Penney Company, Inc. owns 31 of these stores.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three and Six Months Ended June 30, 2020

Capital Expenditures

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Tenant allowances (1)	$1,360	$8,796	$8,578	$11,050
Deferred maintenance: (2)
Parking lot and parking lot lighting	15	126	270	214
Roof repairs and replacements	1,748	2,612	1,899	2,674
Other capital expenditures	645	5,898	3,841	9,484
Total deferred maintenance expenditures	2,408	8,636	6,010	12,372
Total capital expenditures	$3,768	$17,432	$14,588	$23,422

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)

The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized

(In thousands)

	2020	2019
Quarter ended:
March 31,	$773	$565
June 30,	157	444
September 30,		790
December 31,		498
	$930	$2,297

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of June 30, 2020

Properties Opened During the Six Months Ended June 30, 2020

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2019 Cost	Opening Date	Initial Unleveraged Yield
Outparcel Development:
Fremaux Town Center - Old Navy	Slidell, LA	90%	12,467	$1,919	$1,553	$100	May-20	9.2%
Parkdale Mall - Self-storage (3)(4)	Beaumont, TX	50%	69,341	4,435	3,543	1,039	Apr-20	10.2%
Total Properties Opened			81,808	$6,354	$5,096	1,139

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	Yield is based on expected yield upon stabilization.
(4)	Total cost includes an allocated value for the Company’s land contribution.

Redevelopments Completed During the Six Months Ended June 30, 2020

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2020 Cost	Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
CherryVale Mall - Sears Redevelopment (Tilt)	Rockford, IL	100%	114,118	$3,508	$2,981	$78	Jun-20	8.3%
Dakota Square Mall - Herbergers Redevelopment (Ross/shops)	Minot, ND	100%	30,096	6,410	4,537	188	Jan-20	7.2%
Hamilton Place - Sears Redevelopment (Cheesecake Factory/Dicks Sporting Goods/Dave & Buster's/Office) (3)	Chattanooga, TN	100%	195,166	38,715	28,327	2,471	Mar-20	7.8%
Mall del Norte - Forever 21 Redevelopment (Main Event)	Laredo, TX	100%	81,242	10,514	6,674	1,016	Sep-19/Feb-20	9.3%
The Promenade - (Five Below/Carter's)	D'Iberville, MS	100%	14,007	2,832	2,263	251	Feb-20/Apr-20	11.4%
Total Redevelopments Completed			434,629	$61,979	$44,782	$4,004

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Sears building in 2017.

Properties Under Development at June 30, 2020

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2020 Cost	Expected Opening Date (3)	Initial Unleveraged Yield
Outparcel Developments:
Hamilton Place - Self Storage (4)(5)	Chattanooga, TN	60%	68,875	$5,824	$3,639	$2,520	Q3 '20	8.7%
Hamilton Place Development - Aloft Hotel (5)	Chattanooga, TN	50%	89,674	12,000	4,742	4,099	Q1 '21	9.2%
Mayfaire Town Center - First Watch	Wilmington, NC	100%	6,300	2,267	1,437	1,071	Q3 '20	10.1%
Pearland Town Center - HCA Offices	Pearland, TX	100%	48,416	14,186	3,148	2,291	Q1 '21	11.8%
			213,265	34,277	12,966	9,981
Mall Redevelopments:
Coastal Grand - Dick's Sporting Goods/Golf Galaxy	Myrtle Beach, SC	50%	132,727	7,050	4,452	3,386	Q3 '20	11.6%
Westmoreland Mall - JC Penney Redevelopment (Chipotle)	Greensburg, PA	100%	2,300	1,017	1,085	840	Q3 '20	9.4%
			135,027	8,067	5,537	4,226
Total Properties Under Development			348,292	$42,344	$18,503	$14,207

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	As a result of government mandated construction halts due to the COVID-19 pandemic, opening dates may change from what is currently reflected.
(4)	Yield is based on expected yield upon stabilization.
(5)	Total cost includes an allocated value for the Company’s land contribution.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of June 30, 2020

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

TIER 1 Sales ≥ $375 per square foot
Property	Location	Sears Status as of June 30, 2020 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
Coastal Grand	Myrtle Beach, SC	Open (O)	Owned by Sears.
CoolSprings Galleria	Nashville, TN		Redeveloped in 2015.
Cross Creek Mall	Fayetteville, NC	Construction on hold	Executed lease with Rooms to Go and restaurants. Construction on hold.
Fayette Mall	Lexington, KY		Redeveloped in 2016.
Friendly Center and The Shops at Friendly	Greensboro, NC	Open (O)	Owned by Sears. Whole Foods sub-leases 1/3 of the box.
Hanes Mall	Winston-Salem, NC	Closed (O)	Owned by 3rd Party. Novant Health, Inc. purchased Sears and Sear TBA for future medical office.
Hamilton Place	Chattanooga, TN		Cheesecake Factory Open. Dick's Sporting Goods, Dave & Busters opened March '20 and Malone's (opening TBD). Under Construction with Aloft hotel (opening '21).
Imperial Valley Mall	El Centro, CA	Closed (O)	Owned by Seritage. Hobby Lobby executed.
Jefferson Mall	Louisville, KY	Closed	Purchased in Jan 2017 sale-leaseback for future redevelopment. Under negotiation with restaurants/sporting goods/other users.
Mall del Norte	Laredo, TX	Closing (O)	Owned by Sears.
Northwoods Mall	North Charleston, SC		Owned by Seritage. Redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Old Hickory Mall	Jackson, TN	Closed	Actively leasing.
Parkway Place	Huntsville, AL
Richland Mall	Waco, TX		Sears sold location to Dillard's in 2018. Dillard's opened.
St. Clair Square	Fairview Heights, IL	Closed (O)	Building Owned by Sears. Under negotiation with entertainment user.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Southpark Mall	Colonial Heights, VA	Closed	Actively leasing.
Sunrise Mall	Brownsville, TX	Closed (O)	Sears sold to 3rd Party Developer. Entertainment user OFS and fitness user with executed lease.
West County Center	Des Peres, MO

TIER 2 Sales ≥ $300 to < $375 per square foot
Property	Location	Sears Status as of June 30, 2020 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
Arbor Place	Atlanta (Douglasville), GA	Closed (O)	Sears sold to 3rd Party Developer for redevelopment. Under negotiation with entertainment/fitness.
Dakota Square Mall	Minot, ND	Closed	Under negotiation with several prospects.	Ross Dress For Less Opened.
East Towne Mall	Madison, WI	Closing (O)	Owned by Sears.	Owned by Third Party. Under negotiation with non-retail use.
Frontier Mall	Cheyenne, WY		Jax Outdoor Gear purchased location (O) and opened November 2019.
Governor's Square	Clarksville, TN	Closed	50/50 Joint Venture Property. Under negotiation/LOIs with tenants.
Harford Mall	Bel Air, MD	Closed	Under negotiations with sporting goods and entertainment users.
Kirkwood Mall	Bismarck, ND			Leases executed with restaurants. Construction expected in 2020.
Layton Hills Mall	Layton, UT
Mayfaire Town Center	Wilmington, NC
Northpark Mall	Joplin, MO	Closing (O)	Building owned by Sears.
The Outlet Shoppes at Laredo	Laredo, TX
Parkdale Mall	Beaumont, TX	Closing (O)	Owned by Sears.
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Under Construction	Location purchased from Sears by third party. Conn's under construction. Fitness under negotiation.
South County Center	St. Louis, MO	Closed	Executed lease with Round 1. Construction TBD. Sears still paying rent under ground lease.
Southaven Towne Center	Southaven, MS
Turtle Creek Mall	Hattiesburg, MS	Closed (O)	Owned by Sears.
Valley View Mall	Roanoke, VA	Closed (O)	Owned by Sears. Under negotiation with sporting goods/entertainment.
Volusia Mall	Daytona Beach, FL	Closed (O)	Sears sold to 3rd Party Developer for redevelopment.
WestGate Mall	Spartanburg, SC	Closed (O)	Sears sold to 3rd Party Developer for redevelopment. Non-retail under negotiation.
Westmoreland Mall	Greensburg, PA	Closed (O)	Building owned by Sears. Potential for non-retail.	Stadium Casino construction on hold during pandemic. Est. 2021 opening.
York Galleria	York, PA	Under Construction	Hollywood Casino construction on hold during pandemic. Est. 2021 opening.	Owned by Third Party. Under contract for sale to non-retail use.
West Towne Mall	Madison, WI		Owned by Seritage. Redeveloped with Dave & Busters and Total Wine. Hobby Lobby under construction - opening 2021.	Von Maur opening 2022.

TIER 3 Sales < $300 per square foot
Property	Location	Sears Status as of June 30, 2020 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
Alamance Crossing	Burlington, NC
Brookfield Square	Brookfield, WI		Grand Opening held 10/19: Movie Tavern, Whirlyball, Outback Steakhouse, Uncle Julio's. Convention center/hotel opened.	Owned by Third Party. LOI with new use.
CherryVale Mall	Rockford, IL		Tilt opened Q2 '20.	ChoiceHome Furniture.
Eastland Mall	Bloomington, IL	Closed	Actively leasing.	Actively leasing.
Kentucky Oaks Mall	Paducah, KY		Owned by Seritage. Burlington and Ross Dress for Less opened.	50/50 JV asset. HomeGoods and Five Below opened November 2019.
Laurel Park Place	Livonia, MI			Dunham's Sports opened November 2019.
Meridian Mall	Lansing, MI			High Caliber Karts opened fall 2019. Actively leasing Women's store.
Mid Rivers Mall	St. Peters, MO	Closed (O)	Owned by Sears.
Monroeville Mall	Pittsburgh, PA
Northgate Mall	Chattanooga, TN	Closed (O)	Building under LOI to third party for non-retail use.
The Outlet Shoppes at Gettysburg	Gettysburg, PA
Stroud Mall	Stroudsburg, PA		EFO Furniture Outlet Opened February 2020.	Shoprite opened October 2019.

(1)	Sears boxes owned by the department store or a third party are noted with the following symbol next to the status (O).